UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2019

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	CYRX	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	CYRXW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2019, Cryoport, Inc. (the “Company”) entered into an employment agreement effective November 1, 2019 (the “Agreement”) with Mr. Robert S. Stefanovich with respect to his continued employment as Senior Vice President, Chief Financial Officer and Treasurer of the Company. Prior to entering into the Agreement, Mr. Stefanovich did not have a written employment agreement.

The Agreement provides for an annual base salary in an amount determined by the Company’s Compensation Committee of the Board of Directors of the Company. Mr. Stefanovich is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. Neither Mr. Stefanovich’s annual base salary nor his participation in equity incentive plans or cash bonus plans were modified in connection with entering into the Agreement.

If Mr. Stefanovich terminates the Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen (18) months following termination. Mr. Stefanovich has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Agreement and for a period of eighteen (18) months following the termination of the Agreement. The Agreement has an initial term of three years.

On October 28, 2019, the Company also entered into the First Amendment to Employment Agreement effective November 1, 2019 (the “Amendment”) with Mr. Jerrell W. Shelton, which amended that certain Employment Agreement effective as of June 1, 2017 between the Company and Mr. Shelton, to increase the number of months that Mr. Shelton is entitled to continuation of base salary in the event he is terminated without cause or he terminates for good reason from eighteen (18) months to twenty-four (24) months.

The foregoing descriptions of the Agreement and the Amendment are qualified in their entirety by reference to the full text of the Agreement and the Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.     The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

10.1	Employment Agreement effective as of November 1, 2019 between Cryoport, Inc. and Robert S. Stefanovich.
10.2	First Amendment to Employment Agreement effective as of November 1, 2019 between Cryoport, Inc. and Jerrell W. Shelton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2019	Cryoport Inc.

/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer